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                                                        Adopted January 10, 1989

                                                        Amended October 26, 1992

                                    BY-LAWS

                                       OF

                     HOSOKAWA MICRON INTERNATIONAL INC.

                          (a Delaware Corporation)

                                   ARTICLE I

                                  STOCKHOLDERS

         Section 1.01 Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

         Section 1.02 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, by the President or by the Secretary at the request of the Chairman of the Board or the President or by the Board of Directors; but they may not be called by any other person or persons. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of meeting.

         Any special meeting of the stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the person or persons calling the meeting.

         Section 1.03 Notice of Meetings. Written notice of each stockholder's meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 1.04 Quorum. Except as otherwise provided in the Certificate of Incorporation or by law, at any meeting of the stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.


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          Section 1.05 Conduct of Meetings. The chief executive officer shall preside at any meeting of the stockholders. In such person's absence, such other person as shall have been designated by the chief executive officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

          The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

          If present, the Secretary shall act as secretary of any meeting of the stockholders. In the Secretary's absence, such other person as the presiding officer shall designate shall act as secretary of the meeting.

          It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 1.06 Voting. Except as otherwise provided in the Certificate of Incorporation or by law, (i) every holder of capital stock which is entitled to vote shall be entitled to one vote for each share of such stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and (iii) any other corporate action shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

          Section 1.07 Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or


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exchange of stock or for the purpose of any other lawful action, the Board of
Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) shall not be more than sixty nor less than ten days before the date of such meeting, (ii) in the case of action by consent shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) shall not be more than sixty days prior to such dividend, distribution, allotment, exercise or other action.

          Section 1.08 Notification of Stockholder Business. All business properly brought before an annual meeting shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than 90 days prior to the anniversary date of the immediately preceding annual meeting (provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of the immediately preceding annual meeting, written notice of such stockholder's intent to bring such business before the meeting must instead be delivered to or received by the Secretary of the Corporation not later than the close of business on the tenth day following the date on which the Corporation first makes public disclosure of the date of the annual meeting). Each notice given by such stockholder shall set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder who intends to propose such business; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (of if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by proxy at such meeting to propose such business; and (iv) any material interest of the stockholder in such business. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.08; and, if the Chairman should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

          Section 1.09 Notification of Nominations. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding,


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nominations for the election of directors may be made by the Board of Directors
(or a Nominating Committee of the Board) or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than (i) in the case of an annual meeting, 90 days prior to the anniversary date of the immediately preceding annual meeting, (provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of the immediately preceding annual meeting, written notice of such stockholder's intent to make such nomination must instead be delivered to or received by the Secretary of the Corporation not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the special meeting. Each notice given by such stockholder shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 1.09; and, if the Chairman should so determine and declare, the defective nomination shall be disregarded.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

          Section 2.01 Number. Subject to the provisions of the Certificate of Incorporation, the number of directors shall be the number fixed from time to time by the Board of Directors.

          Section 2.02 Election and Term. At each annual meeting of the stockholders, directors shall be elected to hold office as provided in the Certificate of Incorporation.

          Section 2.03 Meetings of the Board. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine. Special meetings of the Board shall be held whenever called by the Chairman of the Board, if any, by the President or by the Secretary at the request of the Chairman of the Board or the President, or by a majority of the directors in office at the time.

          Section 2.04 Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board. Nor need notice be given to any director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting.

          Notice of each special meeting of the Board shall be given to each director either by first class mail at least five days before the meeting or by telecopy, telegram, telex, cable or like transmission, personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telecopy, telegram, telex, cable or like transmission. Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid, by telecopy, telegram, telex, cable or like transmission, at the time of sending; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

          Section 2.05 Quorum and Vote of Directors. Except as otherwise provided in the Certificate of Incorporation or by law, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board. As used in this Article, "entire Board of Directors" shall mean the total number of directors which the corporation would have if there were no vacancies.


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          Section 2.06 Conduct of Meetings. The Chairman of the Board, if any,
shall preside at any meeting of the Board of Directors. In the absence of the Chairman of the Board, a chairman of the meeting shall be elected from the directors present. If present, the Secretary shall act as secretary of any meeting of the Board. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.07 Resiqnations of Directors. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 2.08 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

          The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

          Any such committee, to the extent provided in the resolution of the Board but subject to the limitation of Section 141 (c) of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

          The provisions of Section 2.04 for notice of meetings of the Board shall apply also to meetings of committees, unless different notice procedures shall be prescribed by the Board.

          Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board and shall observe such other procedures as are prescribed by the Board.

          Section 2.09 Compensation of Directors. Each director shall be entitled to receive as compensation for his services as director or committee member or for attendance at meetings of the Board of Directors or committees, or


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both, such amounts (if any) as shall be fixed from time to time by the Board.
Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him in attending any such meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 2.10 Telephonic Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section 2.11 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                    OFFICERS

          Section 3.01 Officers. The officers of the Corporation shall include a President, a Treasurer and a Secretary and may also include a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (who may be further classified by such descriptions as "executive," "senior" or "group" as determined by the Board of Directors), a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and other officers, as the Board may deem necessary or desirable.

          Each officer shall have such authority and perform such duties, in addition to those specified in these By-Laws, as may be prescribed by the Board from time to time. The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any person may hold at one time two or more offices.

          Section 3.02. Term of Office, Resignation and Removal. Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person's successor has been elected or appointed and qualified or until his earlier resignation or removal.

          Any officer may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Such resignation shall take effect at


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the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Any officer may be removed by the Board, with or without cause. The election or appointment of an officer shall not of itself create contract rights.

          Section 3.03 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and, if so designated by the Board, shall be the chief executive officer of the Corporation.

          Section 3.04 Vice Chairman of the Board. The Vice Chairman of the Board shall be a member of the Board of Directors (the "Vice Chairman"). The Vice Chairman shall preside at all meetings of the stockholders and the Board of Directors in the absence of the Chairman of the Board. The Vice Chairman, if so designated by the Board, shall be the chief executive officer of the Corporation provided that the Chairman of the Board has not been so designated. Subject to the control of the Board, the Vice Chairman (if designated chief executive officer) shall be responsible for the day-to-day management of the business and affairs of the Corporation and shall enjoy all of the powers commonly incident to the office.

          Section 3.05 President. Unless there shall be a Chairman of the Board or a Vice Chairman of the Board designated by the Board of Directors as the chief executive officer of the Corporation, the President shall be the chief executive officer of the Corporation. In the event that the Chairman of the Board or the Vice Chairman of the Board is designated as the chief executive officer of the Corporation, the President, if so designated by the Board, shall be the chief operating officer of the Corporation. Subject to the control of the Board and in the absence of a Vice Chairman of the Board who is designated as the chief executive officer, the President (if designated chief executive officer) shall be responsible for the day-to-day management of the business and affairs of the Corporation and shall enjoy all other powers commonly incident to the office.

          Section 3.06 Vice Presidents. Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time.

          Section 3.07 Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation, keep accounts of receipts and disbursements and of deposit or custody of moneys and other valuables and enjoy all powers commonly incident to the office.

          In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer may act in the Treasurer's place.


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          Section 3.08 Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and give notice of such meetings, have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office.

          In the case of the absence or inability to act of the Secretary, any Assistant Secretary may act in the Secretary's place.

          Section 3.09 Controller and Assistant Controllers. The Controller shall have control of all books of account of the Corporation (other than those to be kept by the Treasurer), render accounts of the financial condition of the Corporation and enjoy all powers commonly incident to the office.

          In the absence or inability to act of the Controller, any Assistant Controller may act in the Controller's place.

          Section 3.10 Compensation. Compensation of officers, agents and employees of the Corporation shall be fixed from time to time by, or under authority of, the Board of Directors.

                                   ARTICLE IV

                                 CAPITAL STOCK

          Section 4.01 Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of stock of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board.

          Section 4.02 Transfer of Shares. Transfers of shares of stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation or a transfer agent of a certificate of certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board or prescribed by applicable law.

          The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof,


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except as expressly provided by law.

         Section 4.03 Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation, including without limitation such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

                                   ARTICLE V

                               GENERAL PROVISIONS

         Section 5.01 Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

         Section 5.02 Fiscal Year. The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors from time to time.

         Section 5.03 Indemnification. The Corporation shall indemnify, to the fullest extent permitted by the laws of the State of Delaware, each person who is or was a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee or administrator of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity or in any other capacity while serving in such capacity at the request of the corporation. The right to indemnification conferred by this Section shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the fullest extent permitted by the laws of the State of Delaware. The right to indemnification conferred on persons by this Section shall be a contract right.

         The Corporation may, if and to the extent authorized by the Board of Directors of the Corporation in a specific case, indemnify employees or agents of the Corporation or of any such enterprise or plan in the same manner and to the same extent. The indemnification obligations set forth herein shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification and shall be binding upon any successor to the Corporation to the fullest extent permitted by the laws of the State of Delaware.


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          The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. References in this Section to the laws of the State of Delaware shall mean such laws as from time to time in effect (but, in the case of any amendment to such laws, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto).

          The Corporation shall have the power to purchase and maintain insurance to indemnify (i) itself for any obligation which it incurs as a result of the indemnification of directors and officers and (ii) directors and officers in all instances, whether or not such indemnification is otherwise provided for by law or the foregoing provisions of this Section 5.03, subject to any specific limitations of law.

          Neither any amendment or repeal of the foregoing provisions of this Section nor adoption of any provision of the Certificate of Incorporation or these By-Laws which is inconsistent with the foregoing provisions of this Section shall adversely affect any right or protection for a person existing at the time of such amendment, repeal or adoption.

          Section 5.04 Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

          Section 5.05 Amendments. These By-Laws and any amendments hereof may be amended or repealed, and new By-Laws may be adopted, either by the stockholders or by vote of a majority of all of the Board of Directors.